Exhibit 99.1

Western Digital Reports Fiscal Third Quarter 2022 Financial Results

News Summary
•Revenue was $4.38 billion, up 6% year-over-year (YoY). Cloud revenue increased by 25%, Client revenue declined by 2%, and Consumer revenue declined 8% YoY.
•GAAP earnings per share (EPS) was $0.08 and Non-GAAP EPS was $1.65.
•Generated operating cash flow of $398 million and free cash flow of $148 million.
•Expect fiscal fourth quarter 2022 revenue to be in the range of $4.50 billion to $4.70 billion with Non-GAAP EPS in the range of $1.60 to $1.90.

SAN JOSE, Calif., — April 28, 2022 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal third quarter 2022 financial results.

"The entire Western Digital team worked together to deliver excellent financial performance while navigating a dynamic geopolitical and macroeconomic environment, as well as ongoing supply challenges. This has all been made possible by the operational and portfolio improvements we have made over the last couple of years, which enable us to unlock the earnings power of the Western Digital model,” said David Goeckeler, Western Digital CEO. "Looking ahead, we are optimistic about the business outlook for calendar year 2022. We believe the secular demand for storage and our new product ramps in HDD and flash will drive growth across our end markets."

Western Digital Reports Fiscal Third Quarter 2022 Financial Results

Q3 2022 Financial Highlights

	GAAP			Non-GAAP

	Q3 2022	Q2 2022	Q/Q	Q3 2022	Q2 2022	Q/Q
Revenue ($M)	$4,381	$4,833	down 9%	$4,381	$4,833	down 9%
Gross Margin	27.0%	32.8%	down 5.8 ppt	31.7%	33.6%	down 1.9 ppt
Operating Expenses ($M)	$857	$856	—	$740	$741	—
Operating Income ($M)	$324	$727	down 55%	$650	$882	down 26%
Net Income ($M)	$25	$564	down 96%	$521	$724	down 28%
Earnings Per Share	$0.08	$1.79	down 96%	$1.65	$2.30	down 28%

	GAAP			Non-GAAP

	Q3 2022	Q3 2021	Y/Y	Q3 2022	Q3 2021	Y/Y
Revenue ($M)	$4,381	$4,137	up 6%	$4,381	$4,137	up 6%
Gross Margin	27.0%	26.4%	up 0.6 ppt	31.7%	27.7%	up 4.0 ppt
Operating Expenses ($M)	$857	$774	up 11%	$740	$732	up 1%
Operating Income ($M)	$324	$317	up 2%	$650	$412	up 58%
Net Income ($M)	$25	$197	down 87%	$521	$318	up 64%
Earnings Per Share	$0.08	$0.63	down 87%	$1.65	$1.02	up 62%

The company generated $398 million in cash flow from operations, made a discretionary debt repayment of $150 million and ended the quarter with $2.51 billion of total cash and cash equivalents.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal Third Quarter 2022 Financial Results

End Market Summary

Revenue ($M)	Q3 2022	Q2 2022	Q/Q	Q3 2021	Y/Y
Cloud	$1,774	$1,920	down 8%	$1,423	up 25%
Client	1,732	1,854	down 7%	1,767	down 2%
Consumer	875	1,059	down 17%	947	down 8%
Total Revenue	$4,381	$4,833	down 9%	$4,137	up 6%

Cloud represented 40% of total revenue. Western Digital’s leadership position at the 18-terabyte capacity point, and ramp of 20-terabyte drives, drove a nearly 40% year-over-year increase in nearline revenue. This growth was partially offset by lower enterprise SSD and smart video hard drive revenues.

Client accounted for 40% of total revenue. Within client SSD, demand from PC OEM customers improved as they worked through their own supply chain issues. The sequential decrease in revenue was primarily due to typical seasonality in both flash for mobile and client hard drives.

Consumer represented 20% of total revenue. On a sequential basis, the decline was led by lower retail flash shipments. Western Digital drove 35% year-over-year growth in average capacity per unit in consumer flash, building on the broad consumer recognition of the strength and the value of its brands, including WD_BLACK, SanDisk and SanDisk Professional.

Western Digital Reports Fiscal Third Quarter 2022 Financial Results

Business Outlook for Fiscal Fourth Quarter of 2022

Three Months Ending July 1, 2022
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$4.50 - $4.70	$4.50 - $4.70
Gross margin	30.0% - 32.0%	31.0% - 33.0%
Operating expenses ($M)	$880 - $900	$770 - $790
Interest and other expense, net ($M)	~$80	~$70
Tax rate	N/A	~11%(2)
Diluted earnings per share	N/A	$1.60 - $1.90
Diluted shares outstanding (in millions)	~317	~317

(1) Non-GAAP gross margin guidance excludes contamination related charges and stock-based compensation expense, totaling approximately $25 million to $35 million. The company’s Non-GAAP operating expenses guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $100 million to $120 million. The company's Non-GAAP interest and other expense guidance excludes approximately $10 million of non-cash economic interest and other. In the aggregate, Non-GAAP diluted earnings per share guidance excludes these items totaling $135 million to $165 million. The timing and amount of these charges excluded from Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expense, net and Non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its Non-GAAP tax rate and Non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of Non-GAAP gross margin, Non-GAAP operating expenses, Non-GAAP interest and other expense, Non-GAAP tax rate and Non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.

(2) The Non-GAAP tax rate provided is based on a percentage of Non-GAAP pre-tax income. Due to differences in the tax treatment of items excluded from our Non-GAAP net income and because our tax rate is based on an estimated forecasted annual GAAP tax rate, our estimated Non-GAAP tax rate may differ from our GAAP tax rate and from our actual tax rates.

Western Digital Reports Fiscal Third Quarter 2022 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal fourth quarter of 2022 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital is on a mission to unlock the potential of data by harnessing the possibility to use it. With both Flash and HDD franchises, underpinned by advancements in memory technologies, we create breakthrough innovations and powerful data storage solutions that enable the world to actualize its aspirations. Core to our values, we recognize the urgency to combat climate change and have committed to ambitious carbon reduction goals approved by the Science Based Targets initiative. Learn more about Western Digital and the Western Digital®, SanDisk® and WD® brands at www.westerndigital.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for the company’s business outlook and financial performance for the fiscal fourth quarter of 2022 and remaining calendar year 2022; expectations for demand trends, product ramps and market conditions; and expectations regarding our product portfolio and momentum. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s third quarter ended April 1, 2022 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our substantial level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks associated with

Western Digital Reports Fiscal Third Quarter 2022 Financial Results

compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 27, 2021, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	April 1, 2022	July 2, 2021

ASSETS
Current assets:
Cash and cash equivalents	$2,505	$3,370
Accounts receivable, net	2,353	2,257
Inventories	3,661	3,616
Other current assets	659	514
Total current assets	9,178	9,757
Property, plant and equipment, net	3,488	3,188
Notes receivable and investments in Flash Ventures	1,417	1,586
Goodwill	10,061	10,066
Other intangible assets, net	252	442
Other non-current assets	1,303	1,093
Total assets	$25,699	$26,132
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,836	$1,934
Accounts payable to related parties	396	398
Accrued expenses	1,605	1,653
Accrued compensation	485	634
Current portion of long-term debt	75	251
Total current liabilities	4,397	4,870
Long-term debt	7,087	8,474
Other liabilities	2,231	2,067
Total liabilities	13,715	15,411
Total shareholders’ equity	11,984	10,721
Total liabilities and shareholders’ equity	$25,699	$26,132

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Revenue, net	$4,381	$4,137	$14,265	$12,002
Cost of revenue	3,200	3,046	9,836	9,047
Gross profit	1,181	1,091	4,429	2,955
Operating expenses:
Research and development	572	555	1,725	1,645
Selling, general and administrative	281	287	851	808
Employee termination, asset impairment and other charges	4	(68)	24	(43)
Total operating expenses	857	774	2,600	2,410
Operating income	324	317	1,829	545
Interest and other expense, net	(62)	(68)	(217)	(214)
Income before taxes	262	249	1,612	331
Income tax expense	237	52	413	132
Net income	$25	$197	$1,199	$199

Income per common share
Basic	$0.08	$0.64	$3.84	$0.65
Diluted	$0.08	$0.63	$3.79	$0.65

Weighted average shares outstanding:
Basic	313	306	312	305
Diluted	316	313	316	308

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021
Operating Activities
Net income	$25	$197	$1,199	$199
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	216	251	708	961
Stock-based compensation	86	83	249	239
Deferred income taxes	3	(36)	41	(41)
Gain on disposal of assets	(15)	(66)	(14)	(65)
Amortization of debt issuance costs and discounts	13	10	34	30
Other non-cash operating activities, net	29	(8)	42	(26)
Changes in:
Accounts receivable, net	390	(72)	(96)	474
Inventories	(15)	(108)	(45)	(613)
Accounts payable	(196)	(209)	(100)	(139)
Accounts payable to related parties	7	3	(2)	(10)
Accrued expenses	(95)	173	(48)	251
Accrued compensation	(83)	(29)	(149)	22
Other assets and liabilities, net	33	(73)	(234)	(378)
Net cash provided by operating activities	398	116	1,585	904
Investing Activities
Purchases of property, plant and equipment, net	(290)	(162)	(829)	(699)
Activity related to Flash Ventures, net	40	35	23	129
Strategic Investments and other, net	(3)	1	(16)	8
Net cash used in investing activities	(253)	(126)	(822)	(562)
Financing Activities
Employee stock plans, net	(3)	—	(23)	20
Repayment of debt	(3,150)	(212)	(5,575)	(673)
Proceeds from debt	3,000	—	3,998	—
Debt issuance costs	(14)	—	(23)	—
Other	—	—	—	(9)
Net cash used in financing activities	(167)	(212)	(1,623)	(662)
Effect of exchange rate changes on cash	(4)	—	(5)	6
Net decrease in cash and cash equivalents	(26)	(222)	(865)	(314)
Cash and cash equivalents, beginning of period	2,531	2,956	3,370	3,048
Cash and cash equivalents, end of period	$2,505	$2,734	$2,505	$2,734

WESTERN DIGITAL CORPORATION
Supplemental Operating Segment Results
(in millions; except percentages; unaudited)

	Three Months Ended		Nine Months Ended
	April 1, 2022	April 2, 2021	April 1, 2022	April 2, 2021

Net revenue:
Flash	$2,243	$2,175	$7,353	$6,287
HDD	2,138	1,962	6,912	5,715
Total net revenue	$4,381	$4,137	$14,265	$12,002
Gross profit:
Flash	$798	$653	$2,665	$1,752
HDD	592	491	2,061	1,462
Total gross profit for segments	$1,390	$1,144	$4,726	$3,214
Unallocated corporate items:
Contamination related charges	(203)	—	(203)	—
Amortization of acquired intangible assets	—	(39)	(65)	(293)
Stock-based compensation expense	(13)	(14)	(36)	(41)
Recoveries from a power outage incident	7	—	7	75
Total unallocated corporate items	(209)	(53)	(297)	(259)
Consolidated gross profit	$1,181	$1,091	$4,429	$2,955
Gross margin:
Flash	35.6%	30.0%	36.2%	27.9%
HDD	27.7%	25.0%	29.8%	25.6%
Total gross margin for segments	31.7%	27.7%	33.1%	26.8%
Consolidated gross margin	27.0%	26.4%	31.0%	24.6%

Historically, the company had been managed and reported under a single operating segment. Late in the first quarter of fiscal 2021, the company announced a decision to reorganize its business by forming two separate product business units: flash-based products (“Flash”) and hard disk drives (“HDD”). To align with the new operating model and business structure, the company made management organizational changes and implemented new reporting modules and processes to provide discrete information to manage the business. Effective July 3, 2021, management finalized its assessment of its operating segments and now reports two segments: Flash and HDD. In the table above, total gross profit for segments and total gross margin for segments are Non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Nine Months Ended
	April 1, 2022	December 31, 2021	April 2, 2021	April 1, 2022	April 2, 2021
GAAP cost of revenue	$3,200	$3,250	$3,046	$9,836	$9,047
Contamination related charges	(203)	—	—	(203)	—
Stock-based compensation expense	(13)	(14)	(14)	(36)	(41)
Amortization of acquired intangible assets	—	(26)	(39)	(65)	(293)
Recoveries from a power outage incident	7	—	—	7	75
Non-GAAP cost of revenue	$2,991	$3,210	$2,993	$9,539	$8,788

GAAP gross profit	$1,181	$1,583	$1,091	$4,429	$2,955
Contamination related charges	203	—	—	203	—
Stock-based compensation expense	13	14	14	36	41
Amortization of acquired intangible assets	—	26	39	65	293
Recoveries from a power outage incident	(7)	—	—	(7)	(75)
Non-GAAP gross profit	$1,390	$1,623	$1,144	$4,726	$3,214

GAAP operating expenses	$857	$856	$774	$2,600	$2,410
Stock-based compensation expense	(73)	(73)	(69)	(213)	(198)
Amortization of acquired intangible assets	(39)	(38)	(39)	(116)	(117)
Employee termination, asset impairment and other charges	(4)	(2)	68	(24)	43
Other	(1)	(2)	(2)	(5)	(2)
Non-GAAP operating expenses	$740	$741	$732	$2,242	$2,136

GAAP operating income	$324	$727	$317	$1,829	$545
Cost of revenue adjustments	209	40	53	297	259
Operating expense adjustments	117	115	42	358	274
Non-GAAP operating income	$650	$882	$412	$2,484	$1,078

GAAP interest and other expense, net	$(62)	$(81)	$(68)	$(217)	$(214)
Non-cash economic interest and Other	(2)	13	1	17	11
Non-GAAP interest and other expense, net	$(64)	$(68)	$(67)	$(200)	$(203)

GAAP income tax expense	$237	$82	$52	$413	$132
Income tax adjustments	(172)	8	(25)	(161)	17
Non-GAAP income tax expense	$65	$90	$27	$252	$149

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Nine Months Ended
	April 1, 2022	December 31, 2021	April 2, 2021	April 1, 2022	April 2, 2021
GAAP net income	$25	$564	$197	$1,199	$199
Contamination related charges	203	—	—	203	—
Stock-based compensation expense	86	87	83	249	239
Amortization of acquired intangible assets	39	64	78	181	410
Recoveries from a power outage incident	(7)	—	—	(7)	(75)
Employee termination, asset impairment and other charges	4	2	(68)	24	(43)
Non-cash economic interest and Other	(1)	15	3	22	13
Income tax adjustments	172	(8)	25	161	(17)
Non-GAAP net income	$521	$724	$318	$2,032	$726

Diluted income per common share
GAAP	$0.08	$1.79	$0.63	$3.79	$0.65
Non-GAAP	$1.65	$2.30	$1.02	$6.43	$2.36

Diluted weighted average shares outstanding:
GAAP	316	315	313	316	308
Non-GAAP	316	315	313	316	308

Cash flows
Cash flow provided by operating activities	$398	$666	$116	$1,585	$904
Purchase of property, plant and equipment, net	(290)	(294)	(162)	(829)	(699)
Activity related to Flash Ventures, net	40	35	35	23	129
Free cash flow	$148	$407	$(11)	$779	$334

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth Non-GAAP cost of revenue; Non-GAAP gross profit; Non-GAAP gross margin; Non-GAAP operating expenses; Non-GAAP operating income; Non-GAAP interest and other expense, net; Non-GAAP income tax expense; Non-GAAP net income; Non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, contamination related charges, stock-based compensation expense, amortization of acquired intangible assets, recoveries from power outage incident, employee termination, asset impairment and other charges, non-cash economic interest, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Contamination related charges. In February 2022, a contamination of certain materials used in the company's manufacturing process occurred and affected production operation at the flash-based memory manufacturing facilities in Yokkaichi and Kitakami, Japan, which are operated through the company's joint business ventures with Kioxia Corporation (collectively, "Flash Ventures"). The contamination resulted in scrapped inventory and rework costs, decontamination and other costs needed to restore the facilities to normal capacity, and under absorption of overhead costs, which are expensed as incurred. These charges are inconsistent in amount and frequency, and the company believes these charges are not part of the ongoing production operation of its business.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their Non-GAAP results.

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Recoveries from a power outage incident. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's joint venture with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. During fiscal years 2021 and 2022, the company received recoveries of these losses from other parties. The recoveries are inconsistent in amount and frequency, and the company believes they are not part of the ongoing production operation of its business.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Non-cash economic interest. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual Non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain Non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act and the re-measurement of certain unrecognized tax benefits primarily related to tax positions taken in prior quarters, including interest. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

___________________
Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Robin Schultz
949.672.9655	408.573.5043
peter.andrew@wdc.com	robin.schultz@wdc.com
investor@wdc.com